Exhibit 3.1

AMENDED AND RESTATED BYLAWS

OF

SKYWEST, INC.

Approved by Resolution of the

Board of Directors dated May 2, 2006

ARTICLE 1 — OFFICES

1.1           Business Office.  The principal office of the corporation shall be located at any place either within or outside the State of Utah, as designated from time to time by the Board of Directors.  The corporation may have such other offices, either within or without the State of Utah as the Board of Directors may designate or as the business of the corporation may require from time to time.

1.2           Registered Office.  The registered office of the corporation shall be located within the State of Utah and may be, but need not be, identical with the principal office (if located within the State of Utah).  The address of the registered office may be changed from time to time.

ARTICLE 2 — SHAREHOLDERS

                2.1           Annual Meeting.  The annual meeting of shareholders shall be held each year after the close of the fiscal year on a date and at a time designated by the Board of Directors for the purpose of electing directors and for the transaction of such other business as may come before the meeting.  If the election of directors shall not be held on the date designated herein for the annual meeting of shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as may be convenient.

                2.2           Special Meetings.  Special meetings of the shareholders may be called at any time by the President or by the Board of Directors.  Special meetings of the shareholders may also be called by the holders of not less than one-tenth (1/10) of all the shares entitled to vote on any issue proposed to be considered at the proposed special meeting by delivery of one or more signed and dated written demands for the meeting stating the purpose for which it is to be held to the corporation’s Secretary or other designated officer.

                2.3           Place of Meetings.  Meetings of shareholders may be held at any place within or outside the State of Utah as designated by the Board of Directors.  In the absence of any such designation, meetings shall be held at the principal office of the corporation.

                2.4           Notice of Meetings.  Written or printed notice stating the place, date and hour of the meeting, and in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting or to any other shareholder entitled by the Utah Revised Business Corporation Act or the Articles of Incorporation to receive notice of the meeting.  Notice shall be deemed to be effective at the earlier of: (1) when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid; (2) on the date shown on the return receipt if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee; (3) when received; or (4) five days after deposited in the United State mail, if mailed postpaid and correctly addressed to an address other than that shown in the corporation’s current record of shareholders.

                                If any shareholders’ meeting is adjourned to a different date, time or place, notice need not be given of the new date, time and place, if the new date, time and place is announced at the meeting before adjournment and if the meeting is to take place within thirty (30) days thereafter.  If, however, a new record date for the adjourned meeting is, or must be fixed, notice must be given pursuant to the requirements of this Section 2.4 to those persons who are shareholders as of the new record date.

                2.5           Waiver of Notice/Objection.  A shareholder may waive notice of the meeting (or any notice required by the Utah Revised Business Corporation Act, the Articles of Incorporation or these Bylaws) by a writing signed by the shareholder entitled to the notice, which is delivered to the corporation (either before or after the date and time stated in the notice) for inclusion in the minutes or filing with the corporate records.

                                A shareholder’s attendance at a meeting: (1) waives objection to lack of notice or defective notice of the meeting, unless the shareholder, at the beginning of the meeting, objects to holding the meeting or the transaction of any business at the meeting because of lack of notice or defective notice; and (2) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

                2.6           Fixing of Record Date.  For the purpose of determining shareholders of any voting group entitled to notice of or to vote at any meeting of shareholders, or shareholders entitled to receive payment of any distribution or dividend or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date.  Such record date shall not be more than seventy (70) days prior to the meeting or action requiring a determination of shareholders.  If no record date is so fixed by the board, the record date for determination of such shareholders shall be at the close of business on: (1) with respect to an annual shareholders’ meeting or any special shareholders’ meeting called by the board or any person specifically authorized by the board or these Bylaws to call a meeting, the day before the first notice is delivered to shareholders; (2) with respect to a special shareholders’ meeting demanded by the shareholders, the date the first shareholder signs the demand; (3) with respect to the payment of a share dividend, the date the Board of Directors authorizes the share dividend; (4) with respect to a distribution to shareholders (other than one involving a repurchase or reacquisition of shares), the date the board authorizes the distribution.

                                When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than 120 days after the date for the original meeting.

                2.7           Voting List.  The officers of the company shall prepare a list of the names of all of the shareholders who are entitled to be given notice of the meeting.  The list must be arranged by voting group and within each voting group by class or series of shares.  The list must be alphabetical within each class or series and must show the address of, and the number of shares held by, each shareholder.

                                The shareholders’ list must be available for inspection by any shareholder, beginning on the earlier of ten (10) days before the meeting for which the list was prepared or two (2) business days after notice of the meeting is given and continuing throughout the meeting and any meeting adjournments, at the corporation’s principal office or at the place identified in the meeting notice in the city where the meeting will be held.  A shareholder or shareholder’s agent or attorney is entitled, on written demand to the corporation, and subject to the requirements of any other section of these Bylaws or by any applicable sections of the Utah Revised Business Corporation Act, to inspect and copy the list, during regular business hours and during the period it is available for inspection.  The corporation shall make the shareholders’ list available at the meeting, and any shareholder or any shareholder’s agent or attorney is entitled to inspect the list at any time during the meeting or any adjournment, for any purpose germane to the meeting.

                2.8           Shareholder Quorum and Voting Requirements.  If the Articles of Incorporation or the Utah Revised Business Corporation Act provide for voting by a single voting group on a matter, action on that matter is taken when voted upon by that voting group.

                                If the Articles of Incorporation or the Utah Revised Business Corporation Act provide for voting by two (2) or more voting groups on a matter, action on that matter is taken only when voted upon by each of those voting groups counted separately.  One voting group may vote on a matter even though another voting group entitled to vote on the matter has not voted.

                                Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter.  Unless the Articles of Incorporation or the Utah Revised Business Corporation Act provide otherwise, a majority of the votes entitled to cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter.

                                Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

                                If a quorum exists, action on a matter (other than the election of directors) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the Articles of Incorporation, these Bylaws or the Utah Revised Business Corporation Act require a greater number of affirmative votes.

                2.9           Proxies.  At all meetings of shareholders, a shareholder may vote in person or by proxy.  A shareholder may appoint a proxy (1) by signing an appointment form, either personally or by the shareholder’s attorney-in-fact or (2) by transmitting or authorizing the transmission of a telegram, teletype or other electronic transmission providing a written statement of the appointment to the proxy, to a proxy solicitor, proxy support service organization or other person duly authorized by the proxy to receive appointments as agent for the proxy, or to the corporation, provided that the transmitted appointment shall set forth or be transmitted with written evidence from which it can be determined that the shareholder transmitted or authorized the transmission of the appointment.  Such proxy shall be filed with the Secretary of the corporation or the other person authorized to tabulate votes before or at the time of the meeting.  No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy.

                2.10         Voting Shares.  Each outstanding share, regardless of class, shall be entitled to one vote, and each fractional share is entitled to a corresponding fractional vote, on each matter submitted to vote at a meeting of shareholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied by the Articles of Incorporation or by the Utah Revised Business Corporation Act.

                                Except as provided by specific court order, no shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.  Provided, however, the prior sentence shall not limit the power of the corporation to vote any shares, including its own shares, held by it in the fiduciary capacity.

                                Redeemable shares are not entitled to vote after notice of redemption is mailed to the holders and a sum sufficient to redeem the shares has been deposited with a bank, trust company or other financial institution under an irrevocable obligation to pay the holders the redemption price on surrender of the shares.

                                Unless the Articles of Incorporation or the Utah Revised Business Corporation Act otherwise provide, at each election for directors, every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, all of the votes to which the shareholder’s shares are entitled for as many persons as there are directors to be elected and for whose election such shareholder has a right to vote.  Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting of shareholders at which a quorum is present.

                2.11         Corporation’s Acceptance of Votes.  If the name signed on a vote, consent, waiver or proxy appointment corresponds to the name of a shareholder, the corporation, if acting in good faith, is entitled to accept the vote, consent, waiver or proxy appointment and give it effect as the act of the shareholder.

                                If the name signed on a vote, consent, waiver or proxy appointment does not correspond to the name of a shareholder, the corporation, if acting in good faith, is nevertheless entitled to accept the vote, consent, waiver or proxy appointment and give it effect as the act of the shareholder if:  (1) the shareholder is an entity as defined in the Utah Revised Business Corporation Act and the name signed purports to be that of an officer or agent of the entity; (2) the name signed purports to be that of an administrator, executor, guardian or conservator representing the shareholder and, if the corporation requests, evidence of fiduciary status acceptable to the corporation has been presented with respect to the vote, consent, waiver or proxy appointment; (3) the name signed purports to be that of a receiver or trustee in bankruptcy of the shareholder and, if the corporation requests, evidence of this status acceptable to the corporation has been presented with respect to the vote, consent, waiver or proxy appointment; (4) the name signed purports to be that of a pledge, beneficial owner or attorney-in-fact of the shareholder and, if the corporation requests, evidence acceptable to the corporation of the signatory’s authority to sign for the shareholder has been presented with respect to the vote, consent, waiver or proxy appointment; (5) two or more persons are the shareholder as cotenants or fiduciaries and the name signed purports to be the name of at least one of the cotenants or fiduciaries and the person signing appears to be acting on behalf of all the cotenants or fiduciaries.

                                The corporation is entitled to reject a vote, consent, waiver or proxy appointment if the Secretary or other officer or agent authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory’s authority to sign for the shareholder.

                                The corporation and its officer or agent who accepts or rejects a vote, consent, waiver or proxy appointment in good faith and in accordance with the standards of this section are not liable in damages to the shareholder for the consequences of the acceptance or rejection.

                                Corporate action based on the acceptance or rejection of a vote, consent, waiver or proxy appointment under this section is valid unless a court of competent jurisdiction determines otherwise.

                2.12         Shareholder Action Without a Meeting.  Any action which may be taken at any annual or special meeting of the shareholders may be taken without a meeting and without prior notice, if one or more consents in writing, setting forth the actions so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

                2.13         Shareholder’s Right to Inspect Corporate Records.  The corporation shall keep as permanent records minutes of all meetings of its shareholders and Board of Directors, a record of all actions taken by the shareholders or Board of Directors without a meeting, a record of all actions taken by a committee of the Board of Directors in place of the Board of Directors on behalf of the corporation and records of all waivers of notices of meetings of shareholders, meetings of the Board of Directors or any meetings of committees of the Board of Directors.  The corporation shall maintain appropriate accounting records.

                                If a shareholder gives the corporation written notice of his demand at least five (5) business days before the date on which he wishes to inspect and copy the below listed records, the shareholder (or his agent or attorney) has the right to inspect and copy, during regular business hours, any of the following records, all of which the corporation is required to keep at its principal office:  (1) the Articles or restated Articles of Incorporation and all amendments to them currently in effect; (2) the Bylaws or restated Bylaws and all amendments to them currently in effect; (3) the minutes of all shareholders’ meetings and records of all action taken by shareholders without a meeting for the past three (3) years; (4) all written communications to shareholders generally within the past three (3) years, including the financial statement furnished for the past three (3) years to the shareholders; (5) a list of the names and business addresses of its current directors and officers; and, (6) the most recent annual report delivered to the Secretary of State.

                                In addition, if a shareholder gives the corporation a written demand made in good faith and for a proper purpose at least five (5) business days before the date on which he wishes to inspect and copy the below described records, and if the shareholder describes with reasonable particularity his purpose and the records the shareholder desires to inspect and the records are directly connected with his purpose, the shareholder (or his agent or attorney) is entitled to inspect and copy, during regular business hours at a reasonable location specified by the corporation, any of the following records of the corporation:  (1) excerpts from minutes of any meeting of the Board of Directors, records of any action of a committee of the Board of Directors on behalf of the corporation, minutes of any meeting of the shareholders and records of action taken by the shareholders or Board of Directors without a meeting, to the extent not otherwise subject to inspection under this Section 2.13; (2) accounting records of the corporation; and (3) the record of shareholders (compiled no earlier than the date of the shareholder’s demand).

                                The right to copy records includes, if reasonable, the right to receive copies made by photographic, xerographic or other means.  The corporation may impose a reasonable charge, covering the costs of labor and material, for copies of any documents provided to the shareholder.  The charge may not exceed the estimated cost of production or reproduction of the records.

                2.14         Financial Statements.  Upon the written request of any shareholder, the corporation at its own expense shall mail to the shareholder the corporation’s most recent annual or quarterly financial statement showing in reasonable detail its assets, liabilities and results of its operations.

2.15         Nominations of Directors / Proposals For Items of Business: Annual Meetings.

(a)           Nominations of persons for election to the Board of Directors of the corporation and the proposal of business to be considered by the shareholders at an annual meeting of shareholders may be made (i) pursuant to the corporation’s notice of meeting delivered pursuant to these Bylaws, (ii) by or at the direction of the Chairman of the Board or the Board of Directors, or (iii) by any shareholder of the corporation who is entitled to vote at the meeting, who has complied with the notice procedures set forth in clauses (b) and (c) of this Section 2.15 and who was a shareholder of record at the time such notice is delivered to the secretary of the corporation.

(b)           For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (iii) of Section 2.15(a), the shareholder must have given timely notice thereof in writing to the secretary of the corporation and such other business must otherwise be a proper matter for shareholder action. To be timely, a shareholder’s notice shall be delivered to the secretary at the principal executive offices of the corporation not less than seventy (70) days nor more than ninety (90) days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than twenty (20) days, or delayed by more than seventy (70) days, from such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the ninetieth day prior to such annual meeting and not later than the close of business on the later of the seventieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Such shareholder’s notice shall set forth, (i) as to each person whom the shareholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Rule 14a-101 thereunder, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (ii) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (A) the name and address of such shareholder, as they appear on the corporation’s books, and of such beneficial owner and (B) the class and number of shares of the corporation which are owned beneficially and of record by such shareholder and such beneficial owner. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a shareholder’s notice as described above.

(c)           Notwithstanding anything in the second sentence of Section 2.15(b) to the contrary, in the event that the number of directors to be elected to the Board of Directors of the corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the corporation at least eighty (80) days prior to the first anniversary of the preceding year’s annual meeting, a shareholder’s notice required by this Section 2.15 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive offices of the corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the corporation.

Section 2.16           Nominations of Directors / Proposals For Items of Business: Special Meetings. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the corporation’s notice of meeting pursuant to this Article.  Nominations of persons for election to the Board of Directors at a special meeting of shareholders at which directors are to be elected pursuant to the corporation’s notice of meeting may be made (a) by or at the direction of the Board of Directors or (b) by any shareholder of the corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in this Section 2.16 and who is a shareholder of record at the time such notice is delivered to the secretary of the corporation. In the event the corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, any such shareholder may nominate a person or persons (as the case may be), for election to such position(s) as are specified in the corporation’s notice of meeting, if the shareholder’s notice as required by Section 2.15(b) of this Article shall be delivered to the secretary at the principal executive offices of the corporation not earlier than the ninetieth day prior to such special meeting and not later than the close of business on the later of the seventieth day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a shareholder’s notice as described above.

Section 2.17.  Nominations of Directors / Proposals For Items of Business: General.  Only persons who are nominated in accordance with the procedures set forth in Sections 2.15 — 2.17 shall be eligible to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Article. Except as otherwise provided by law, the articles of incorporation or these Bylaws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Article and, if any proposed nomination or business is not in compliance with this Article, to declare that such defective proposal or nomination shall be disregarded. For purposes of this Bylaw, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

ARTICLE 3 — BOARD OF DIRECTORS

                3.1           General Powers.  All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the Board of Directors, subject to any limitation set forth in the Articles of Incorporation or in a shareholder’s agreement authorized under the Utah Revised Business Corporation Act.

                3.2           Number of Directors and Qualification.  The authorized number of directors shall be as specified from time to time by resolution of the Board of Directors, but shall not be more than twelve (12) nor less than three (3).  Directors need not be residents of the State of Utah or shareholders of the corporation.

3.3           Election and Term of Office.  Directors shall be elected at each annual meeting of shareholders. The Board of Directors shall be authorized to set by resolution the number of directors of the corporation, provided that the number of directors shall in no case be less than three (3) or more than eleven (11). Each director shall be elected for a term of office to expire at the next annual meeting of shareholders after his or her election and until his or her successor shall have been duly elected and qualified, subject, however, to his or her earlier death, resignation or removal.  No decrease in the authorized number of directors shall have the effect of shortening the term of any incumbent director.

                3.4           Chairman of the Board.  The Board of Directors shall elect from among its members, one member to serve as Chairman.  The duties of the Chairman are to prepare the agenda, conduct the board meetings and to nominate members for election to the various committees as established by the Board of Directors.

                3.5           Lead Director.  The Board of Directors shall elect from among its members, one to serve as Lead Director.  The duty of the Lead Director is to act in the absence, death, inability or refusal to act, of the Chairman.

                3.6           Regular Meetings.  The Board of Directors may provide by resolution the time and place, either within or outside the State of Utah, for the holding of regular meetings without notice other than such resolution.

                3.7           Special Meetings.  Special meetings of the Board of Directors for any purpose or purposes may be called at any time by or at the request of the Chairman of the Board, the President or any two (2) directors.  The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or outside the State of Utah, as the place for holding any special meeting of the Board of Directors.

3.8           Notice.  Notice of the date, time and place of any special meeting shall be delivered personally or by telephone to each director or sent by first-class mail, confirmed facsimile or other electronic communication, charges prepaid, addressed to each director at that director’s address or facsimile number as it is shown on the records of the corporation.  If the notice is mailed, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting.  If the notice is delivered personally or by telephone or confirmed facsimile, it shall be delivered personally or by telephone or facsimile at least forty-eight (48) hours before the meeting begins.  Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving notice has reason to believe will promptly communicate it to the director.  Any director may waive notice of any meeting before or after the date and time of the meeting stated in the notice by delivering a written waiver signed by the director entitled to notice to the corporation to file in its corporate records.  A director’s attendance at or participation in a meeting waives any required notice to the director of the meeting unless the director at the beginning of the meeting or promptly upon the director’s arrival, objects to holding the meeting or transacting business at the meeting because of lack of notice or defective notice and does not thereafter vote for or assent to action taken at the meeting.

                3.9           Quorum.  One-third (1/3) of the authorized number of directors as fixed by resolution of the Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than one-third (1/3) is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

                3.10         Manner of Acting.  The act of a majority of the directors present at a meeting at which a quorum is present shall, unless the act of a greater number of directors is required by the Articles of Incorporation or these Bylaws, be the act of the Board of Directors.

                3.11         Vacancies and Newly Created Directorships.  Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors, through less than a quorum, or by the affirmative vote of the majority of shares entitled to vote for directors.  A director elected to fill a vacancy created other than by an increase in the number of directors shall be elected for the unexpired term of his predecessor in office.  If a director is elected to fill a vacancy created by reason of an increase in the number of directors, then the term of the director so elected expires at the next shareholders’ meeting at which directors are elected, unless the vacancy is filled by a vote of the shareholders, in which case the term shall expire on the later of (1) the next meeting of shareholders at which directors are elected or (2) the term designated for the director at the time of the creation of the position being filled.

                3.12         Committees.  The Board of Directors, by resolution adopted by the majority of the number of directors, may create one or more committees consisting of not less than two (2) directors, which committee or committees, to the extent provided in such resolution or in the Articles of Incorporation or these Bylaws, shall have and may exercise all the authority so provided; except that the designation of such committees and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him by law.  The following committees are established:  (1) Compensation; (2) Audit; and (3) Nomination.

                3.13         Fees and Compensation.  Directors may receive such compensation, if any, for their services and such reimbursement of expenses as may be fixed or determined by resolution of the Board of Directors.  This section shall not be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee or otherwise and receiving compensation for those services.  No salaried director may receive compensation for board meetings or assignments unless specifically authorized by the Board of Directors.

                3.14         Presumption of Assent.  A director who is present at a meeting of the Board of Directors when corporate action is taken is considered to have consented to the action taken at the meeting unless:  (1) the director objects at the beginning of the meeting, or promptly upon arrival, to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to any action taken at the meeting; (2) the director contemporaneously requests his dissent or abstention as to any specific action to be entered into the minutes of the meeting; or (3) the director causes written notice of a dissent or abstention as to a specific action to be received by the presiding officer of the meeting before adjournment of the meeting or by the corporation promptly after adjournment of the meeting.

                3.15         Resignations.  A director may resign at any time by giving a written notice of resignation to either the Chairman of the Board of Directors, the President, a Vice-President or the Secretary or Assistant Secretary, if any.  Unless otherwise provided in the notice of resignation, the resignation shall become effective when the notice is received by the designated officer or director.  If the resignation is to become effective at a future time, the Board of Directors may elect a successor to take office when the resignation becomes effective.

                3.16         Action by Written Consent.  Any action required to be taken at a meeting of the Board of Directors of the corporation or any other action which may be taken at a meeting of the Board of Directors or of a committee, may be taken without a meeting if a consent or consents in writing, setting forth the action so taken, shall be signed by all of the directors, or all of the members of the committee, as the case may be.  Such consent shall have the same legal effect as a unanimous vote of all the directors or members of the committee and may be described as such in any document.

                                Action taken in this section is effective at the time the last director signs a writing describing the action taken, unless the Board of Directors establishes a different effective date.

                3.17         Meetings by Telephone Conference Call.  Members of the Board of Directors, or any committee designed by the Board of Directors, may participate in a meeting of the Board of Directors or committee by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other.  Participation in such a meeting shall constitute presence in person at such meeting.

                3.18         Removal of Directors.  The shareholders may remove one or more directors at a meeting called for that purpose if notice has been given that a purpose of the meeting is such removal.  The removal may be with or without cause unless the Articles of Incorporation provide that directors may only be removed with cause.  If a director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove him.  If cumulative voting is not authorized, a director may be removed only if the number of votes cast to remove him exceeds the number of votes cast not to remove him.

                3.19         Board Member Emeritus.  The Board of Directors may appoint to the status of Board Member Emeritus individuals who have served as members of the Board of Directors and have retired as a member of the Board of Directors.  Persons holding such status will not be entitled to vote as a director and will receive no pay for attendance at meetings.

ARTICLE 4 — COMMITTEES OF DIRECTORS

                4.1           How Constituted.  The Board of Directors may, by resolution adopted by a majority of the authorized number of directors, create one or more committees, each consisting of two (2) or more directors, to serve at the pleasure of the Board.  The Board may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee.  The appointment of members or alternate members of a committee requires the vote of a majority of the authorized number of directors.

                4.2           Powers.  Each committee shall have and may exercise all powers relating to the business and affairs of the corporation as may be granted to it by the Board of Directors, except such powers as by law may not be delegated by the Board of Directors to a committee.

                4.3           Proceedings.  Each committee as may be designated hereunder by the Board of Directors may fix its own presiding and recording officer or officers and may meet at such place or places, at such time or times and upon such notice (or without notice if allowed by law) as it shall determine from time to time.  It shall keep a record of its proceedings and shall report such proceedings to the Board of Directors at the meeting of the Board of Directors next following.

                4.4           Quorum and Manner of Acting.  At all meetings of each committee as may be designated hereunder by the Board of Directors, the presence of members constituting two-thirds (2/3) of the total authorized membership of the committee shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of two-thirds (2/3) of the members present at any meeting at which a quorum is present shall be the act of such committee.  The members of each committee as may be designated hereunder by the Board of Directors, shall act only as a committee and the individual members thereof shall have no powers as such.

                4.5           Meetings by Telephone Conference Call, Consent.  Members of each committee as may be designated hereunder by the Board of Directors may participate in a meeting of the committee by means of conference telephone or similar communication equipment by means of which all persons participating in the meeting can hear each other.  Participation in such a meeting shall constitute presence in person at such a meeting.

                                Action may be taken by any committee without a meeting if all members thereof consent in writing, and the writing or writings are filed with the minutes of the proceedings of such committee.

                4.6           Resignations.  Any member of any committee as may be designated hereunder by the Board of Directors may resign at any time by delivering a written resignation to the Chairman of the Board, the President, the Secretary or Assistant Secretary, if any, or to the presiding officer of the committee of which he is a member, if any shall have been appointed and shall be in office. Unless otherwise specified therein, such resignation shall take effect upon delivery.

                4.7           Removal.   The Board of Directors may, at any time, remove any member of any committee designated by it hereunder either with or without cause.

                4.8           Vacancies.  If any vacancy shall occur in any committee designated by the Board of Directors hereunder, by reason of disqualification, death, resignation, removal or otherwise, the remaining members shall, until the filling of such vacancy, constitute the then total authorized membership of the committee and, provided that two (2) or more members are remaining, shall continue to act.  Such vacancy may be filled at any meeting of the Board of Directors.

                4.9           Compensation.  The Board of Directors may allow a fixed sum and expenses of attendance to any member of any committee designated by it hereunder who is not an active salaried employee of the corporation for attendance at each meeting of such committee.

ARTICLE 5 - OFFICERS

                5.1           Officers.  Except as provided otherwise by a resolution of the Board of Directors, the officers of the corporation shall be a Chief Executive Officer, a President, one or more Vice Presidents, a Secretary, and a Treasurer, each of whom shall be approved by the Board of Directors.  Such other officers and assistants as may be deemed necessary may be approved by the Board of Directors.  Any two (2) or more offices may be held by the same person.

                5.2           Appointment, Term of Office, and Qualification.  The officers of the corporation shall be approved by, and serve at the pleasure of, the Board of Directors, subject to any rights of an officer under any contract of employment.  Such approval of officers shall take place annually or at such other intervals as the Board of Directors may determine, and may be held at regular or special meetings of the Board or by the written consent of the directors.  Each officer shall hold office until his or her successor shall have been duly appointed and qualified or until such officer’s death, resignation, or removal in the manner provided in these Bylaws.  The Chairman of the Board, if any, shall be and remain a director of the corporation during the term of his or her office.  No other officer need be a director of the corporation.

                5.3           Resignations.  Any officer may resign at any time by delivering a written notice of resignation to the Board of Directors, the Chief Executive Officer, or the Secretary.  Unless otherwise specified therein, such resignation shall take effect upon such delivery of the notice.  Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

                5.4           Removal.  Any officer may be removed by the Board of Directors or by a committee, if any, if so authorized by the Board of Directors, whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

                5.5           Vacancies and Newly Created Offices.  A vacancy in any office by reason of death, resignation, removal, disqualification, the creation of a new office, or otherwise, may be filled by the Board of Directors at any regular or special meeting or by the unanimous written consent of the directors.

                5.6           Chief Executive Officer.  The Chief Executive Officer shall, subject to the direction and supervision of the Board of Directors:  (i) have general and active control of the affairs and business of the corporation and general supervision of its officers, agents and employees; (ii) preside, in the absence of the Chairman of the Board, at all meetings of the shareholders and the Board of Directors, (iii) see that all orders and resolutions of the Board of Directors are carried into effect; and (iv) perform all other duties incident to the office of Chief Executive Officer and as from time to time may be assigned to the Chief Executive Officer by the Board of Directors.

                5.7           President.  The President shall, subject to the direction and supervision of the Chief Executive Officer:  (i) be responsible for the operational affairs of the corporation; and (ii) assist the Chief Executive Officer and perform such duties as may be assigned by the Chief Executive Officer or by the Board of Directors.  Such officer shall, at the request of the Chief Executive Officer, or in the absence of the Chief Executive Officer, or in the event of his or her inability or refusal to act, perform the duties of the Chief Executive Officer and when so acting, shall have all the powers of and be subject to all the restrictions on the Chief Executive Officer.

                5.8           Vice President.  The corporation may have one or more Vice Presidents, elected by the Board of Directors, who shall perform such duties as may be delegated by the Chief Executive Officer or the Board of Directors.

                5.9           Secretary.  The Secretary shall keep the minutes of the shareholders’ and of the directors’ meetings in one or more books provided for that purpose, see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law, be custodian of the corporate records and of the seal of the corporation and keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder, have general charge of the stock transfer books of the corporation, and in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the Chief Executive Officer.  The Chief Executive Officer may appoint an Assistant

Secretary to aid the Secretary in the performance of the duties of the Secretary and may act for the Secretary in his or her absence as authorized by the Secretary.

                5.10         Treasurer.  If required by the directors, the Treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with much surety or sureties as the directors shall determine.  He or she shall have charge and custody of and be responsible for all funds and securities of the corporation, receive and give receipts for monies due and payable to the corporation from any source whatsoever, deposit all such monies in the name of the corporation in such banks, trust companies, or other depositories as shall be selected in accordance with these Bylaws and in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the Chief Executive Officer or by the directors.

                5.11         Salaries.  The salaries of other compensation of the officers of the corporation shall be fixed from time to time by the Board of Directors, except that the Board of Directors may delegate to any person or group of persons the power to fix the salaries or other compensation of any officers.  No officer shall be prevented from receiving any such salary or compensation by reason of the fact that he or she is also a director of the corporation.

                5.12         Surety Bonds.  In case the Board of Directors shall so require, any officer or agent of the corporation shall provide the corporation with a bond, in such sums and with such surety or sureties as the Board of Directors may direct, conditioned upon the faithful performance of his or her duties to the corporation, including responsibility for negligence and for the accounting of all property, monies, or securities of the corporation which may come under his or her responsibility.

ARTICLE 6 - EXECUTION OF INSTRUMENTS, BORROWING OF MONEY

AND DEPOSIT OF CORPORATE FUNDS

6.1           Instruments.  The Board of Directors may authorize any officer, agent or agents to enter into any contract or execute and deliver any instrument in the name of, and on behalf of, the corporation, and such authority may be general or confined to specific instances.

6.2           Loans.  No loan or advance shall be contracted on behalf of the corporation, no negotiable paper or other evidence of its obligation under any loan or advance shall be issued in its name and no property of the corporation shall be mortgaged, pledged, hypothecated, transferred or conveyed as security for the payment of any loan, advance, indebtedness or liability of the corporation, unless and except as authorized by the Board of Directors. Any such authorization may be general or confined to specific instances.

6.3           Deposits.  All monies of the corporation not otherwise employed shall be deposited from time to time to its credit in such banks or trust companies or with such bankers or other depositories as the Board of Directors may select, or as from time to time may be selected by any officer or agent authorized so to do by the Board of Directors.

6.4           Checks, Drafts, etc.  All checks, drafts, acceptances, notes, endorsements and, subject to the provisions of these Bylaws, evidences of indebtedness of the corporation shall be signed by such officer or officers or such agent or agents of the corporation and in such manner as the Board of Directors from time to time may determine.  Endorsements for deposit to the credit of the corporation in any of its duly authorized depositories shall be in such manner as the Board of Directors from time to time may determine.

6.5           Bonds and Debentures.  Every bond or debenture issued by the corporation shall be evidenced by an appropriate instrument which shall be signed by the President or a Vice President and by the Secretary and may be sealed with the seal of the corporation.  The seal may be a facsimile, engraved or printed.  Where such bond or debenture is authenticated with the manual signature of an authorized officer of the corporation or other trustee designated by the indenture of trust or other agreement under which such security is issued, the signature of any of the corporation’s officers named thereon may be a facsimile.  In case any officer who signed, or whose facsimile signature has been used on any such bond or debenture, shall cease to be an officer of the corporation for any reason before the same has been delivered by the corporation, such bond or debenture may nevertheless be adopted by the corporation and issued and delivered as though the person who signed it or whose facsimile signature has been used thereon had not ceased to be such officer.

6.6           Sale, Transfer, etc. of Securities.  Sales, transfers, endorsements and assignments of shares of stocks, bonds and other securities owned by or standing in the name of the corporation and the execution and delivery on behalf of the corporation of any and all instruments in writing incident to any such sale, transfer, endorsement or assignment, shall be effected by the President, or by any Vice President, together with the Secretary, or by any officer or agent thereunto authorized by the Board of Directors.

6.7           Proxies.  Proxies to vote with respect to shares of stock of other corporations owned by or standing in the name of the corporation shall be executed and delivered on behalf of the corporation by the President or any Vice President and the Secretary of the corporation or by any officer or agent thereunto authorized by the Board of Directors.

ARTICLE 7 - CAPITAL STOCK

7.1           Stock Certificates.  The shares of the corporation shall be represented by certificates.  The certificates shall be signed by two (2) officers as designated by the Board of Directors, or in the absence of such designation, any two (2) of the following officers: the President, Vice President, Secretary or Assistant Secretary, if any, of the corporation. The certificates may be sealed with the seal of the corporation or a facsimile thereof.  The signatures of the designated officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the corporation itself or an employee of the corporation.  In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issue.

If the corporation is authorized to issue different classes of shares or a different series within a class, the designations, preferences, limitations and relative rights applicable to each class, the variations in preferences, limitations, and relative rights determined for each series, and the authority of the Board of Directors to determine variations for any existing or future class or series, must be summarized on the front or back of each share certificate.  Alternatively, each certificate may state conspicuously on its front or back that the corporation will furnish the shareholder this information on request in writing and without charge.

Each certificate representing shares shall also state upon the face thereof: (1) the name of the issuing corporation and that it is organized under the laws of the State of Utah; (2) the name of the person to whom the certificate is issued; and (3) the number and class of shares, and the designation of the series, if any, which such certificate represents.

There shall be entered upon the stock transfer books of the corporation at the time of issuance of each share, the number of the certificate issued, the name and address of the person owning the shares represented thereby, the number and kind, class or series of such shares and the date of issuance thereof.  Every certificate exchanged or returned to the corporation shall be marked “Cancelled” with the date of cancellation.

7.2           Transfer of Stock.  Transfers of stock shall be made only upon the stock transfer books of the corporation kept at an office of the corporation or by transfer agents designated to transfer shares of the stock of the corporation.  Except where a certificate is issued in replacement of a lost or destroyed certificate as provided in these Bylaws, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.  Except as otherwise provided by law, the corporation and transfer agents and registrars, if any, shall be entitled to treat the holder of record of any share or spares of stock as the absolute owner thereof for all purposes, and accordingly shall not be bound to recognize any legal, equitable or other claim to or interest in such share or shares on the part of any other person whether or not it or they shall have express’ or other notice thereof.

7.3           Restrictions on Transfer or Registration of Shares.  The Board of Directors may, as they may deem expedient, impose restrictions on the transfer or registration of transfer of shares of the corporation.  The restriction does not affect shares issued before the restriction was adopted unless the holders of the shares are parties to the restriction agreement or voted in favor of the restriction or otherwise consented to the restriction.

The restriction on the transfer or registration of transfer of shares is valid and enforceable against the holder or a transferee of the holder if the restriction is authorized by the Utah Revised Business Corporation Act and its existence is noted conspicuously on the front or back of the certificate.

7.4           Regulations.  Subject to the provisions of these Bylaws and of the Articles of Incorporation, the Board of Directors may make such rules and regulations as they may deem expedient concerning the issuance, transfer, redemption and registration of certificates for shares of the stock of the corporation.

7.5           Transfer Agents and Registrars.  The Board of Directors may appoint one or more transfer agents and one or more registrars with respect to the certificates representing shares of stock of the corporation, and may require all such certificates to bear the signature of either or both.  The Board of Directors may from time to time define the respective duties of such transfer agents and registrars.

7.6           Lost or Destroyed Certificates.  In the event of the loss or destruction of any certificate of stock, another certificate may be issued in its place pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

7.7           Consideration for Shares.  The Board of Directors may authorize the issuance of shares for consideration consisting of any tangible or intangible property or benefits to the corporation, including cash, promissory notes, services performed contracts or arrangements for services to be performed, or other securities of the corporation.  The terms and conditions of any tangible or intangible property or benefit to be provided in the future to the corporation, including contracts or arrangements for services to be performed, shall be set forth in writing.  The corporation may place in escrow shares issued in consideration for contracts, arrangements for future services or benefits or in consideration of a promissory note, or make other arrangements to restrict transfer of the shares issued for any such consideration, and may credit distributions in respect of the shares against the purchase price until the services are performed, the note is paid or the benefits are received.  If the specified future services are not performed, the note is not paid or the benefits are not received, the shares escrowed or restricted or the distributions credited may be cancel1ed in whole or part.

ARTICLE 8 - MAINTENANCE AND INSPECTION OF BOOKS AND RECORDS

The corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders and Board of Directors; and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of the shares held by each. Any shareholder shall have the right to examine in person the corporation’s books and records as provided for in these Bylaws.

ARTICLE 9 - INDEMNIFICATION

9.1           Indemnification.  Except as provided in Section 9.2, the corporation shall, to the maximum extent and in the manner permitted by the Utah Revised Business Corporation Act, indemnify an individual made party to a proceeding because he is or was a director or officer of the corporation, against liability incurred in the proceeding if his conduct was in good faith, he reasonably believed that his conduct was in, or not opposed to, the corporation’s best interests and, in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.  Termination of the proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director or officer did not meet the standard of conduct described in this section.

Except as provided in Section 9.2, the corporation may, to the maximum extent and in the manner permitted by the Utah Revised Business Corporation Act, indemnify an individual made party to a proceeding because he is or was an employee, fiduciary or agent of the corporation, against liability incurred in the proceeding if his conduct was in good faith, he reasonably believed that his conduct was in, or not opposed to, the corporation’s best interests and, in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.  Termination of the proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the employee, fiduciary or agent did not meet the standard of conduct described in this section.

9.2           Certain Restrictions on Indemnification.  The corporation may not indemnify a director, officer, employee, fiduciary or agent of the corporation under Section 9.1, in connection with a proceeding by or in the right of the corporation in which such person was adjudged liable to the corporation, or in connection with any other proceeding charging that such person derived an improper personal benefit, whether or not involving action in his official capacity, in which proceeding he was adjudged liable on the basis that he derived an improper personal benefit, unless ordered by a court of competent jurisdiction.

9.3           Mandatory Indemnification.  The corporation shall indemnify a director or officer of the corporation who was successful, on the merits or otherwise, in the defense of any proceeding, or the defense of any claim, issue or matter in the proceeding, to which he was a party because he is or was a director or officer of the corporation, against reasonable expenses incurred by him in connection with the proceeding or claim with respect to which he has been successful.

9.4           Determination.  The corporation may not indemnify a director or officer under Section 9.1 unless a determination has been made in the specific case that indemnification of the director or officer is permissible in the circumstances because the director or officer has met the applicable standard of conduct set forth in Section 9.1.  The corporation may not indemnify an employee, fiduciary or agent under Section 9.1 unless authorized and a determination has been made in the specific case that indemnification of the employee, fiduciary or agent is permissible in the circumstances because the employee, fiduciary or agent has met the applicable standard of conduct set forth in Section 9.1.  Such determination with respect to directors, officers, employees, fiduciaries or agents shall be made (1) by the Board of Directors by majority vote of those present at a meeting at which a quorum is present, and only those directors not parties to the proceeding shall be counted in satisfying the quorum, (2) if a quorum cannot be attained, by majority vote of a committee of the Board of Directors, which committee shall consist of two or more directors not parties to the proceeding, except that directors who are parties to the proceeding may participate in the designation of directors for the committee, (3) by special legal counsel selected by the Board of Directors or its committee in the manner prescribed in clauses (1) or (2) of this Section 9.4, or (4) by the shareholders, by a majority of the votes entitled to be cast by holders of qualified shares that are present in person or by proxy at a meeting. A majority of the votes entitled to be cast by the holders of all qualified shares constitutes a quorum for purposes of action that complies with this section.  Shareholders’ action that otherwise complies with this section is not affected by the presence of holders, or the voting, of shares that are not qualified shares.

9.5           General Indemnification.  The indemnification and advancement of expenses provided by this Article 9 shall not be construed to be exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any Articles of Incorporation, bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

9.6           Advances.  The corporation may pay for or reimburse the reasonable expenses incurred by a director, officer, employee, fiduciary or agent of the corporation who is a party to a proceeding in advance of final disposition of the proceeding if: (1) such person furnishes to the corporation a written affirmation of his good faith belief that he has met the applicable standard of conduct described in Section 9.1, (2) such person furnishes to the corporation a written undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he did not meet the standard of conduct and (3) a determination is made that the facts then known to those making the determination would not preclude indemnification under this Article 9.

9.7           Scope of Indemnification.  The indemnification and advancement of expenses authorized by this Article 9 is intended to permit the corporation to indemnify to the fullest extent permitted by the laws of the State of Utah, any and all persons whom it shall have power to indemnify under such laws from and against any and all of the expenses, disabilities or other matters referred to in or covered by such laws.  Any indemnification or advancement of expenses hereunder shall, unless otherwise provided when the indemnification or advancement of expenses is authorized or ratified, continue as to a person who has ceased to be a director, officer, employee, fiduciary or agent and shall inure to the benefit of such person’s heirs, executors and administrators.

9.8           Insurance.  The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, fiduciary or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against or incurred by him in such capacity or arising out of his status in such capacity, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article 9 or the laws of the State of Utah, as the same may hereafter be amended or modified.

ARTICLE 10 — FISCAL YEAR

The fiscal year of the corporation shall commence on January 1 of each year and end the following December 31.

ARTICLE 11 - DIVIDENDS

The Board of Directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law.

ARTICLE 12 - AMENDMENTS

These Bylaws may be amended or replaced with new bylaws by the Board of Directors at any meeting or by the shareholders at any meeting.

ARTICLE 13 - SAVINGS CLAUSE

Whenever any part of these Bylaws is declared by a majority vote of the shareholders or Board of Directors, or by a judicial body to be invalid, such determination shall not affect the remainder of this instrument.  These Bylaws are to be construed as being consistent with the laws of the State of Utah and the Articles of Incorporation of SkyWest, Inc.

CERTIFICATE OF ADOPTION OF AMENDED AND RESTATED BYLAWS

OF

SKYWEST, INC.

Certificate by Secretary of Adoption by Board of Directors

The undersigned hereby certifies that he is the duly elected, qualified and acting Secretary of SkyWest, Inc. and that the foregoing Amended and Restated Bylaws were submitted to and approved and adopted by the Board of Directors of this corporation by resolution dated May 2, 2006.

IN WITNESS WHEREOF, the undersigned bas hereunto set his hand this 2nd day of May, 2006.

/s/ Eric Christensen, Secretary